Armada Water Assets, Inc.

CERTIFICATE NUMBER

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

CUSIP NO. 042161208

PAR VALUE $0.0001
COMMON STOCK

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF

Armada Water Assets, Inc.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

Maarten Propper
Chief Executive Officer

Sami Ahmad
Secretary

Armada Water Assets, Inc.
Corporate
Seal
NEVADA

15500 Roosevelt BLVD, Suite 301 Clearwater, FL 33760
727.289.0010

CERT.9999

999999 TEST ISSUE REF 1999 5.4375% 12/31/05